                                                                      Exhibit 1

                             ARTICLES OF MERGER OF
                            TWENTIETH BANCORP, INC.
                      WITH AND INTO HORIZON BANCORP, INC.
                                      WITH
                             HORIZON BANCORP, INC.
                          AS THE SURVIVING CORPORATION


        Pursuant to the provisions of Chapter 31, Article 1, Sections 36 and 117, of the West Virginia Code, the undersigned corporations have adopted the following Articles of Merger for the purpose of merging Twentieth Bancorp, Inc., a West Virginia corporation, with and into Horizon Bancorp, Inc. with Horizon Bancorp, Inc. as the surviving corporation. FILED IN DUPLICATE
ORIGINALS:

        1.  The name of the surviving corporation is Horizon Bancorp, Inc.

        2. The Plan of Merger and Reorganization by and between Twentieth Bancorp, Inc. and Horizon Bancorp, Inc. dated February 6, 1996, (the "Plan of Merger and Reorganization"), a copy of which is attached hereto as Exhibit A and incorporated herein by reference, was duly approved by a majority of the shareholders of each of the undersigned corporations in the manner prescribed by law. Pursuant to said Plan of Merger and Reorganization, Twentieth Bancorp, Inc. shall merge with and into Horizon Bancorp, Inc. with Horizon Bancorp, Inc. as the surviving corporation.

        3. As to each of the undersigned corporations, the number of shares outstanding, and the designation and number of outstanding shares of each class entitled to vote on the Agreement and Plan of Merger as a class, are as follows:

                          ENTITLED TO VOTE AS A CLASS

                                   NUMBER OF                           NUMBER OF
NAME OF                             SHARES          DESIGNATION         SHARES
CORPORATION                       OUTSTANDING        OF CLASS         OUTSTANDING
- -----------                       -----------       -----------       -----------
Twentieth Bancorp, Inc.            1,800,000           Common         1,800,000

Horizon Bancorp, Inc.              2,830,130           Common         2,830,130


        4. As to each of the undersigned corporations, the number of shares voted FOR and AGAINST the Agreement and Plan of Merger, and the number of shares of each class entitled to vote as a class which voted FOR and AGAINST the Agreement and Plan of Merger are as follows:

                          ENTITLED TO VOTE AS A CLASS


                                                                                  TOTAL            TOTAL
                                   TOTAL           TOTAL                         COMMON           COMMON
NAME OF                            VOTED           VOTED                          VOTED            VOTED
CORPORATION                         FOR           AGAINST         CLASS            FOR            AGAINST
- -----------                      ---------        -------         -----          ------           -------
Twentieth Bancorp, Inc.          1,343,525          150           Common        1,343,525           150

Horizon Bancorp, Inc.            1,903,277        8,401           Common        1,903,277         8,401

        5. These Articles of Merger are effective as of close of business on August 30, 1996.

        DATED this 21st day of August, 1996.

                           HORIZON BANCORP, INC.


                           --------------------------------------------
                           Frank S. Harkins, Jr., Chairman of the Board and Chief Executive Officer


                           --------------------------------------------
                           Philip L. McLaughlin, President and Chief
                           Operating Officer


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
ATTEST:


- -----------------------------------
E. M. Payne III, Secretary

                                      TWENTIETH BANCORP, INC.


                                      ----------------------------------------
                                      B. C. McGinnis, III, President and Chief
                                      Executive Officer


ATTEST:


- ----------------------------------
Brian A. Shepherd, Secretary




STATE OF WEST VIRGINIA,

COUNTY OF                 , TO-WIT:
         ----------------

        The foregoing Articles of Merger were acknowledged before me

this             day of August, 1996, by Frank S. Harkins, Jr., the Chairman
    ------------
of the Board and Chief Executive Officer of Horizon Bancorp, Inc., a

West Virginia corporation, on behalf of the corporation.

        My commission expires                                .
                              ------------------------------


                                                ------------------------------
                                                        Notary Public

(SEAL)

STATE OF WEST VIRGINIA,

COUNTY OF                 , TO-WIT:
         ----------------

        The foregoing Articles of Merger were acknowledged before me

this             day of August, 1996, by Philip L. McLaughlin, the President
    ------------
and Chief Operating Officer of Horizon Bancorp, Inc., a West Virginia

corporation, on behalf of the corporation.

        My commission expires                                .
                              ------------------------------


                                                ------------------------------
                                                        Notary Public

(SEAL)


STATE OF WEST VIRGINIA,

COUNTY OF                 , TO-WIT:
         ----------------

        The foregoing Articles of Merger were acknowledged before me

this             day of August, 1996, by E. M. Payne III, the Secretary of
    -----------

Horizon Bancorp, Inc., a West Virginia corporation, on behalf of the corporation.

        My commission expires                                .
                              ------------------------------


                                                ------------------------------
                                                        Notary Public

(SEAL)

STATE OF WEST VIRGINIA,

COUNTY OF                 , TO-WIT:
         ----------------

        The foregoing Articles of Merger were acknowledged before me

this             day of August, 1996, by B. C. McGinnis, III, the President
    -----------

and Chief Executive Officer of Twentieth Bancorp, Inc., a West Virginia

corporation, on behalf of the corporation.

        My commission expires                                .
                              ------------------------------


                                                ------------------------------
                                                        Notary Public

(SEAL)



STATE OF WEST VIRGINIA,

COUNTY OF                 , TO-WIT:
         ----------------

        The foregoing Articles of Merger were acknowledged before me

this             day of August, 1996, by Brian A. Shepherd, the Secretary
    -----------

of Twentieth Bancorp, Inc., a West Virginia corporation, on behalf of the corporation.

        My commission expires                                .
                              ------------------------------


                                                ------------------------------
                                                        Notary Public

(SEAL)


The foregoing Articles of Merger were prepared by Lynn A. Smith, Robinson & McElwee, Charleston, West Virginia.


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